               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         ReDox Technology Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

   2) Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

   4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

      --------------------------------------------------------------------------

   2) Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

   3) Filing Party:

      --------------------------------------------------------------------------

   4) Date Filed:

      --------------------------------------------------------------------------

                                PROXY STATEMENT


         This Proxy Statement is being furnished by the Management of ReDox Technology Corporation, a Delaware Corporation ("Company"), 340 North Sam Houston Parkway East, Suite 250, Houston, Texas 77060 in connection with the solicitation by the Management of proxies in the accompanying form for use at a Special Meeting of Stockholders to be held at the LaQuinta Inn, 28673 I-45 North, Conroe, Texas on Wednesday, November 15, 2000 at 10:00 a.m. C.S.T., and at any adjournments thereof. As of the record date, there were 49,600,478 shares of Common Stock issued and outstanding and 58,936 shares of Convertible Preferred Stock.

         Only shareholders of record at the close of business on September 18, 2000 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments of the meeting. Each share of Common Stock entitles the holder to one vote per share. Each share of Convertible Preferred Stock entitles the holder to one vote per share, voting with the Common Stock as a single class. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. The single matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

         The accompanying proxy is solicited by the Management of the Company. The initial solicitation will be by mail. Arrangements will be made with banks, brokerage firms and others to forward proxy materials to beneficial owners of the Company's Common Stock. Certain officers, executives and regular employees of the Company (without additional compensation) may solicit proxies by telephone, telegraph, mail or personal interviews. The Company has also retained the firm of Reagan & Associates to aid in the solicitation of brokers, banks, institutional and other shareholders for a fee of approximately $3,500, plus reasonable out-of-pocket expenses. The total cost of such solicitation will be borne by the Company and will include reimbursement to banks, brokerage firms and others for their expenses in forwarding solicitation materials regarding the meeting to stockholders.

         Proxies will be voted in accordance with the instructions contained therein. If instructions are not given, proxies will be voted IN FAVOR of the proposal to amend the Certificate of Incorporation and IN THE DISCRETION of the proxy holders on any other matter that may properly come before the meeting.

         Any stockholder giving a proxy has the right to revoke such proxy at any time prior to its exercise, by executing a later dated Proxy, by voting by ballot at the meeting, or by giving written notice to the Secretary of the Company. On the accompanying Proxy, a shareholder may substitute the name of another person in place of those persons presently named as proxies. In order to vote, however, a substitute must present adequate identification to the Secretary before the voting occurs.

         This Proxy Statement and form of Proxy are first being sent to shareholders on approximately October 1, 2000. Amendment #2 to Form 10-K for the fiscal year ended December 31, 1999 is being mailed with this Proxy Statement. Such Form 10-K is not to be deemed a part of the proxy soliciting material.

         Shareholder proposals for the 2001 Annual Meeting, which is scheduled for May 14, 2001, must be received no later than January 15, 2001 to be considered for inclusion in the Company's 2001 proxy materials. All shareholder proposals should be submitted to the Secretary of the Company.


                               VOTING SECURITIES

VOTING RIGHTS

         On September 18, 2000 (the Record Date) the Company had outstanding two classes of voting securities outstanding, namely 49,600,478 shares of Common Stock, $.00005 par value, whose holders are entitled to one vote for each share registered in their name at the close of business on the Record Date, and 58,936 shares of Convertible Preferred Stock, $.001 par value, whose holders are entitled to 1 vote for each share registered in their name at the close of business on the Record Date. Both classes vote together as a single class. The quorum necessary to conduct business at the Special Meeting consists of a majority of the outstanding shares of Common Stock and Convertible Preferred Stock, taken as a single class. The single matter being submitted to the shareholders and covered by this Proxy Statement requires the affirmative vote of a majority of the votes cast at the meeting. For purposes or determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

PRINCIPAL STOCKHOLDERS

         The following table indicates the number of shares of Common Stock owned beneficially as of September 18, 2000 (the Record Date) by (i) each person known to the Company to own more than 5% of the Company's outstanding Common Stock and (ii) each Officer and

Director of the Company, and (3) all officers and Directors of the Company as a group:


Name and Address of                Number of               Percent
Beneficial Owner                    Shares                 As of 9/18/001
---------------                     ------                 --------------

Richard Alan Szymanski            15,144,900(2)              30.53%
Trust #1
15 White Oak Manor
Conroe, Texas 77304

Clifton D. Douglas                    500,000                 1.01%
14674 F. Perthshire
Houston, Texas 77079

Clifford A. Jones                   1,000,000                 2.02%
28 Queens Courtyard Drive
Los Vegas, Nevada 89109

James R. Schuler                           -0-                  -0-
1141 Harbor Bay Parkway
Alameda, CA 94502

All officers and
directors as a group(4)            16,644,900                33.56%

----------------------
1 Based on 49,600,478 shares of Common Stock issued and outstanding as of
  9/18/00.
2 These shares were placed in a trust, The Richard Alan Szymanski Trust #1, for the benefit of Patricia Szymanski, Wendy Szymanski, Jonathan Szymanski and Holly Szymanski.


         None of the shares of Convertible Preferred Stock are owned by any officer or director or by any person owning 5% of the Company's outstanding Common Stock.


COMMITTEES

         At present, the Company does not have separate nominating, audit or compensation committees. Such matters are handled by the Board of Directors as a whole.

ATTENDANCE AND COMPENSATION

         During 1999, all of the current members of the Board of Directors were on the Board, and all directors attended a minimum of 85% of the meetings.

         None of the current Directors receive compensation for their service as Directors.


                                   MANAGEMENT

PRESENT OFFICERS AND DIRECTORS OF THE COMPANY

         As of September 18, 2000, the following are the Officers and Directors of the Company, together with brief resumes for each:


Name                             Age             Position
----                             ---             --------

Richard Szymanski                 58              President/Director

Clifton D. Douglas                71              Secretary/Treasurer/Direc
                                                  Diector

James R. Schuler                  60              Director

Clifford A.  Jones                87              Director


The members of the Board of Directors of the company are elected by the shareholders at each annual meeting for a one year term. Officers are elected by the Directors at each annual meeting for a one year term, or until otherwise replaced by the Board of Directors.

Richard A. Szymanski is President, Chairman of the Board of Directors and CEO of our Company, serving in these capacities since our incorporation in April 1993. Mr. Szymanski is involved in research, development and improvement of high density power batteries. Mr Szymanski previously served as Vice President and Technical Director of World Book Encyclopedia Science Service for several years where he maintained a staff of professional science writers and photographers for the purpose of writing and illustrating major scientific events, including: exclusive coverage of the seven original astronauts, organizing all photo coverage including space launchers at Cape Kennedy, and the initial heart transplants performed in Houston, Texas.

Clifton D. Douglas has served as Secretary/Treasurer and Director since July 1996, overseeing and managing all of the accounting and financial affairs of the Company. From 1990 though 1995, Mr. Douglas was Vice President of Tiger Oil and Gas, Inc., Latin America Trading Company and Petrorental Internacionales,S.A., where he was responsible for operations in Mexico and Latin America. Previously, Mr. Douglas was a financial consultant in the areas of oil, gas and real estate construction.

In 1953, Mr. Douglas received a Bachelor of Science in Accounting from Arizona State University.

James R. Schuler has served as a Director of our Company since August 4, 1998. Presently, Mr. Schuler is the President and CEO of Trans United Partners, Inc. of Pacifica, California, having been with that company since 1998. Also since 1998 through the present, Mr. Schuler is CEO to S-Cube Investments, LLC, where he has been forming a technology cooperative among new technology companies. Previously, Mr. Schuler co-founded a research and development company in 1994 called Add-Vision, Inc., which produced a new illumination technology made up of a revolutionary thin, flat, programmable display product with multiple uses (called Intelligent Illumination). He remained with Add-Vision until 1998. Prior to that, Mr. Shuler served as President and CEO to a transportation relocation company called Relocation Controls Corporation, and to a petroleum refining administrative company which he founded called Transatlantic Petroleum.

Mr. Schuler received a Bachelor of Science Degree in Finance and Business Administration from the University of North Carolina.

Clifford A. Jones has served as Director since our inception in April of 1993, and was Secretary of the Corporation from April of 1993 through July of 1996. Mr. Jones is the founder and Senior Partner of the firm of Jones, Close and Brown, Chartered Attorney- at-Law, in Las Vegas, Nevada, where he has been practicing law for the past 38 years. Mr. Jones served as Lieutenant Governor of the State of Nevada for two consecutive terms. He is listed in "Who's Who in American Law" and "Who's Who in the World." He also serves as a Director of 18 Greenway Environmental Services, Inc., a public company.

Mr. Jones received his LL.B and JD from the University of Missouri, Columbia, Missouri.


EXECUTIVE COMPENSATION OF PRESENT OFFICERS

         For the years 1997, 1998 and 1999 and for the year 2000 to date, the Company has not compensated any of its executive employees, including particularly its President and Chief Executive Officer, Richard Szymanski,


EMPLOYMENT AGREEMENTS

         At present, the Company has no employment agreements with either of its two employees.

                                     ITEM I
                      PROPOSED AMENDMENT TO ARTICLE FOURTH
                      OF THE CERTIFICATE OF INCORPORATION

         The Board of Directors has proposed the adoption of an amendment of the FOURTH Article of the Certificate of Incorporation. If adopted the amendment would change the capital structure by: (a) increasing the authorized number of shares of Common Stock from 50,000,000 shares having a par value of $.00005 per share to 100,000,000 shares, having a par value of $.00005 per share and (b) authorizing the issuance of 10,000,000 shares of undesignated Preferred Stock, with the rights, limitations and privileges of such Preferred Stock to be designated by the Board of Directors from time to time as series of such Preferred Stock are actually issued. This amendment will not affect the preferences, limitations and relative rights in respect of the shares of each class, common stock and preferred stock, nor will it affect the 58,936 shares of the outstanding series of Convertible Preferred Stock.

         The Board of Directors recommends a vote FOR the adoption of the following amendment to the Certificate of Incorporation:

         RESOLVED, that Article FOURTH of the Company's Certificate of Incorporation be, and hereby is amended to read as follows:

                  FOURTH.    The aggregate number of shares which the
         corporation shall have authority to issue is One Hundred
         Ten Million (110,000,000) shares, divided into:

                  10,000,000 Preferred Shares, having a par value of one tenth of a cent ($.001) per share

                                      and

                  100,000,000 Common Shares, having a par value of $.00005 per share

A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

         A. Common Shares. The terms of the 100,000,000 Common Shares of the corporation shall be as follows:

                  (1) Dividends. Whenever cash dividends upon the Preferred Shares of all series thereof at the time outstanding, to the extent of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Shares out of the remaining net profits or surplus of the corporation.

                  (2) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

                  (3) Voting rights. Each holder of a Common Share shall have one vote in respect of each share of such stock held by him. There shall not be cumulative voting.

         B. Preferred Shares. Prior to the issuance of any of the Preferred Shares, the Board of Directors shall determine the number of Preferred Shares to then be issued from the Ten Million (10,000,000) shares authorized, and such shares shall constitute a series of the Preferred Shares. Such series shall have such preferences, limitations, and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series. Except to the extent otherwise provided in the Board of Directors' determination of a series, the shares of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Shares. Preferred Shares may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Common Shares and any other series of the Preferred Shares. Also, any series of the Preferred Shares may have voting rights.

         The Board of Directors believes that the proposed increase is in the best interests of the Company and its shareholders. In 1995, the Company, which was then being advised by a non-attorney consultant, solicited proxies for a Stockholders' Meeting to amend the Certificate of Incorporation substantially as now proposed. That proxy solicitation was conducted without the use of a Proxy Statement filed with the Securities and Exchange Commission pursuant to its Proxy Rules under which stockholders would have received a definitive Proxy Statement detailing the proposed amendment. A majority of the then stockholders provided proxies which were voted to amend the Certificate of Incorporation so as (a) to increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000 and (b) to authorize the issuance of 10,000,000 shares of undesignated Preferred Stock. The Company has recently retained corporate and securities counsel who have questioned the validity of the vote based upon the use of those proxies in the absence of the SEC filing. Assuming that the validity of the prior amendment and authorization is in question, this poses two problems to the Company:

1.  In 1996, Mr. Szymanski was issued shares of Convertible

Preferred Stock in recognition of the advances which he had made to the Company and in anticipation of his continued financial support of the Company. To date, substantially all of the financial support which the Company has received has been from Mr. Szymanski; as of June 30, 2000 his advances total $1,080,712 and the Company is dependent upon his continuing that support for the foreseeable future until equity financing can be obtained on terms acceptable to the Company. When the validity of the issuance of the Convertible Preferred Stock was questioned, the transaction was reversed, Mr. Szymanski turned in his 5,000,000 shares of Convertible Preferred Stock and was issued a Promissory
Note in the amount of his advances. The Board of Directors has met with Mr. Szymanski with respect to this indebtedness and has approved an agreement to issue 11,937,311 shares of Common Stock to him in conversion of that indebtedness. The number of shares is based upon the calculation of his advances to the date of the 1996 transaction, ($8,430,644) divided by $.045 representing the fair market value of restricted shares of the Company's Common Stock at that time and his further advances to June 30, 2000 ($3,506,667) divided by $.20 representing the fair market value of restricted shares of the Company's Common Stock at that time.

2. At this point, the Company has issued and outstanding 49,600,478 shares of its Common Stock which utilizes almost all of the legally authorized 50,000,000 shares. The Company is currently seeking to raise equity financing to support its next stage of product development and manufacturing; without the proper authorization of the additional shares of Common Stock this cannot be done except by a reverse stock split, which Management does not wish to do. In order to have sufficient shares of new Common Stock to raise the equity financing, Management recommends a vote FOR the amendment. In addition, shares of Convertible Preferred Stock were issued by the Board of Directors in 1996 in reliance upon the presumed validity of the authorizing amendment to the Certificate of Incorporation. The authorization of the Preferred Stock will permit the Company to retroactively correct any overissuance with respect to the 58,936 shares which remain issued and outstanding.

         Except as set forth below, there are no plans, agreements, commitments or understandings for the issuance of the newly authorized shares at the present time, other than:

         (a) to permit conversion of the issued and outstanding Convertible Preferred Stock; and

         (b) to issue 11,937,311 shares of Common Stock to Richard Szymanski in consideration of the $1,080,712 which he has advanced to the corporation, as a conversion of the Company's indebtedness to him; and

         (c) possible issuance for general corporate purposes, including future equity financings, acquisitions, stock dividends and stock splits. Unless required by law, no further stockholder approval would be sought for the issuance of such shares. Current holders of the Company's Common Stock do not have preemptive rights to subscribe for additional shares that may be issued by the Company.

         Adoption of the amendment requires the affirmative vote of the holders of a majority of the outstanding Common Stock and the Convertible Preferred Stock, voting as a single class.


                            ADDITIONAL INFORMATION

OTHER MATTERS

         The Board of Directors does not intend to present to the meeting any matters not referred to in the form of Proxy. No stockholder proposals were submitted for inclusion in this Proxy Statement. If any proposal not set forth in the Proxy Statement is properly presented for action at the meeting, it is intended that the shares represented by proxies will vote with respect to such matters in accordance with the judgment of the persons voting them.


                                           By Order of the Board of Directors,


                                           /s/ RICHARD A. SZYMANSKI
                                           -----------------------------------
                                           President

Dated: October 1, 2000
       Houston, Texas

                          REDOX TECHNOLOGY CORPORATION

              THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT

         The undersigned hereby appoints Richard Szymanski, Clifton D. Douglas and James R. Schuler, and each of them, jointly and severally, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of ReDox Technology Corporation held of record by the undersigned on September 18, 2000, at the Special Meeting of Stockholders to be held on November 15, 2000, or any adjournment thereof. Please indicate your vote on the following proposals: 1. Proposal to amend Article FOURTH of the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock to be issued and to authorize undesignated Preferred Stock


           [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN


This proxy, when properly dated and signed will be voted and will be voted in the manner directed. If no direction is made, this proxy will be voted FOR the Proposal and in the discretion of the proxies with respect to any other matters properly presented to the meeting.

Dated:                                   ,2000
      -----------------------------------

Name (Please Print):
                     -----------------------------------------------

Signature of Owner:
                     -----------------------------------------------


Signature of Co-Owner, if any:
                               -------------------------------------


     Please sign exactly as name appears on stock certificate. Where shares are held as joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.